EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



                            State of Incorporation
                            ----------------------

Northeast Utilities (a Massachusetts business trust)           MA
   The Connecticut Light and Power Company                     CT
      CL&P Funding LLC                                         DE
      CL&P Receivables Corporation                             CT
   Holyoke Water Power Company                                 MA
      Holyoke Power and Electric Company                       MA
   North Atlantic Energy Corporation                           NH
   North Atlantic Energy Service Corporation                   NH
   Northeast Nuclear Energy Company                            CT
   Northeast Utilities Service Company                         CT
   NU Enterprises, Inc.                                        CT
      Select Energy Services, Inc. (formerly HEC Inc.)         MA
         Select Energy Contracting, Inc.                       MA
      Mode 1 Communications, Inc.                              CT
      Northeast Generation Company                             CT
      Northeast Generation Services Company                    CT
         E. S. Boulos Company                                  CT
      Select Energy, Inc.                                      CT
         Select Energy New York, Inc.                          DE
   Public Service Company of New Hampshire                     NH
      PSNH Funding LLC                                         DE
      PSNH Funding LLC 2                                       DE
   The Quinnehtuk Company                                      MA
   The Rocky River Realty Company                              CT
   Western Massachusetts Electric Company                      MA
   WMECO Funding LLC                                           DE
   Yankee Energy System, Inc.                                  CT
      Yankee Gas Services Company                              CT